UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

DCT INDUSTRIAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33201	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 1700

Denver, CO 80202

(Address of principal executive offices)

(303) 597-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2006, DCT Industrial Trust Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), dated December 12, 2006, with the Company’s operating partnership, DCT Industrial Operating Partnership LP (the “Operating Partnership”), of which the Company is the sole general partner, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, on behalf of themselves and the other several underwriters named in Schedule A thereto (collectively, the “Underwriters”), relating to the sale and issuance of 16,300,000 shares of the Company’s common stock at a price to the public of $12.25 per share. The Company also granted an option to the Underwriters to purchase up to an additional 2,445,000 shares within 30 days after the offering.

A copy of the Purchase Agreement is attached hereto as Exhibit 1.1 and incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Purchase Agreement, dated December 12, 2006, by and among DCT Industrial Trust Inc., DCT Industrial Operating Partnership LP, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC, on behalf of themselves and the other several underwriters named in Schedule A thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.
December 18, 2006

	By:	/s/ Philip L. Hawkins
		Name:	Philip L. Hawkins
		Title:	Chief Executive Officer

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